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                                                                  EXHIBIT 10.2


                   RESTATEMENT OF INCENTIVE STOCK OPTION PLAN

         RESTATEMENT ("Restatement"), of Incentive Stock Option Plan, executed this 13th day of May, 1997, by Liberty Bancshares, Inc., a one bank holding corporation organized and existing under the laws of the State of Missouri (hereinafter referred to as "Bancshares").

                             W I T N E S S E T H :

         WHEREAS, the Board of Directors of Bancshares, in order to promote its success and the success of its subsidiary banking association, Liberty Bank (hereinafter referred to as the "Bank"), adopted, on October 27, 1995, the Liberty Bancshares, Inc. Incentive Stock Option Plan (the "Plan"), which was approved by the shareholders of Bancshares on May 7, 1996; and

         WHEREAS, the Board of Directors desires to amend the Plan in many particulars and believes that the amendments will be better understood if the entire plan is restated (except for the introductory paragraphs appearing immediately before Section 1 of the Plan);

         NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended by substituting for it this Restatement, which sets forth all of the terms and conditions of the Plan, which Restatement shall be effective as of the original effective date of the Plan; provided, however, that this Restatement shall not, without the optionee's consent, alter or impair any rights or obligations under any option heretofore granted under the Plan.

                  1. Qualification of Option: This Plan is intended to promote the interests of both the Bank and Bancshares and employees who are selected from time to time by encouraging such employees to invest on reasonable terms in Bancshare's common stock by means of "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). However, nothing herein shall be deemed to be or interpreted as a representation, guarantee, or other undertaking on the part of either Bancshares or the Bank that such option is or will be determined to be a qualified stock option within that or any other section of the Internal Revenue Code.

                  2. Administration: This Plan shall be administered by an Incentive Stock Option Committee (hereinafter referred to as the "Committee") of not less than five (5) members selected by the Board of Directors from Bancshares' board of directors. No member of the Committee may participate in the Plan. The Committee may, from time to time, select employees to participate in the Plan and issue orders and adopt resolutions




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         not inconsistent with the provisions of this Plan. All determinations shall be made by the affirmative vote of a majority of the members of the Committee at a meeting called for such purpose, or reducing to writing and signed by a majority of the members of the Committee. In the absence of fraud or gross negligence, all decisions made by the Committee in construing the provisions of this Plan shall be final, conclusive and binding upon all persons. Committee members shall serve until further vote of the Board of Directors of Bancshares.

                  3. Option Agreements. Each option granted by the Committee shall be evidenced by a written Employee Incentive Stock Option Agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of Bancshares and the selected employee.

                  4. Eligibility. Options may be granted under this Plan only to employees of either Bancshares or the Bank selected by the Committee from time to time whose ownership of Bancshares common stock (as determined at the date of the grant of any option) does not exceed ten percent (10%) of the total combined voting power of all classes of stock of Bancshares or of any subsidiary thereof. This provision shall not apply if at the time such option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date of such option is granted. Options may be granted only to employees for a reason connected with his or her employment who at all times during the period beginning on the date of the granting of the option and ending in the day three months before the date of such exercise was an employee of either Bancshares or the bank. In the case of an employee who is disabled (within the meaning of Code Section 22(e)(3)), the three month period will be one year.

                  5. Shares Subject to Plan: The Committee may, from time to time, provide for the option and sale in the aggregate amount of One Thousand Five Hundred (1,500) shares of Bancshares' common stock.

                  6. Option Price: The purchase price of the stock under each option shall be the fair market value of the stock at the time of granting of the option unless the employee to whom the option is granted owns greater than ten (10%) of the total combined voting power of all classes of stock of Bancshares or of any subsidiary thereof, in which case the purchase price of the stock shall be one hundred ten percent (110%) of the fair market value of the stock at the time of the granting of the option.



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                  7. Effective Date and Duration of Plan: This Plan shall become effective upon its approval by the favorable vote of the holders of a majority of the common stock of Bancshares. All options under this Plan shall be granted within ten (10) years from the date hereof; provided, however, that the Board of Directors may at any time suspend or terminate the Plan. No option shall be granted during such suspension or after such termination. The suspension or termination of the Plan shall not, however, without the optionee's consent, alter or repair any rights or obligations under any option previously granted under the Plan.

                  8. Annual Limitation of Exercise of Options: In a calendar year, an employee may not exercise options to purchase stock for more than One Hundred Thousand Dollars ($100,000.00) of stock, valued as of the date of the grant of the options.

                  9. Exercise of Options: All options granted under the Plan must be exercised within ten (10) years after the option was granted. All options granted under the Plan, to the extent not theretofore exercised, shall terminate and become null and void on the option termination date or sooner if the employee ceases to be in the continuous employee of the Bancshares or the Bank (whether by resignation, retirement, dismissal or otherwise). However, in the event of the termination of such employment for any reason other than death, the employee may exercise the option at any time within the three (3) month period following such termination, to the extent that such option was exercisable by him on the date of termination of such employment. An option granted under the Plan may not be transferred except by will, the laws of descent and distribution, or non-probate transfer as provided in the Non-probate Transfers Law of Missouri and, during the lifetime of the employee to whom granted, may be exercised only by him. If the employee dies either (i) while in the employ of Bancshares or the Bank, or (ii) within three (3) months following termination of such employment, to the extent the employee was entitled to exercise an option on the date of his death, such option may, within one (1) year after his death, be exercised by the person or persons to whom the employee's rights shall pass by will, the laws of descent and distribution, or non-probate transfer. All stock acquired by an employee or by the person or persons to whom the employee's rights shall pass by will, the laws of descent and distribution, or non-probate transfer, shall be subject to (i) the restrictions on sale, encumbrance or other disposition as set forth in the Stock Purchase Agreement among Bancshares and its shareholders effective May 1, 1995 (the "Stock Purchase Agreement"), and (ii) such put and call options applicable



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         upon the employee's termination of employment as deemed necessary or advisable by the Board of Directors of Bancshares.

                  10. Amendment of Plan: The Committee or Board of Directors may at any time amend the Plan in such respects as the Board of Directors or the Committee may deem advisable in order that options granted under the Plan shall be "Incentive Stock Options" as defined in Code ss.422, or in order to conform to any change in the law, or in any other respect which the Board of Directors may deem to be in the best interest of Bancshares; provided, however, that no such amendment shall, without further approval of the shareholders of Bancshares, (a) increase the aggregate number of shares of common stock of Bancshares which may be issued under options granted pursuant to the Plan or the maximum number of shares for which an option or options may be granted under the Plan to any one employee; (b) change the minimum option purchase price; (c) increase the maximum period during which options may be exercised; or (d) extend the termination date of the Plan. Any amendment to the Plan shall not, without the optionee's consent, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         IN WITNESS WHEREOF, this Restatement to the Liberty Bancshares, Inc. Incentive Stock Option Plan is hereby executed under the authority of the Board of Directors of Bancshares, as of the day and year first above written.



(Corporate Seal)
Attest:
                                                      LIBERTY BANCSHARES, INC.


/s/ Pat Sechler                                       /s/ Gary E. Metzger
_________________________                    By:      __________________________
Secretary/Asst. Secretary                             GARY E. METZGER,
                                                      President









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